                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. ____)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              JMAR Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:...

      2)    Aggregate number of securities to which transaction applies:......

      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):............................

      4)    Proposed maximum aggregate value of transaction:..................

      5)    Total fee paid:...................................................

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:...........................................

      2)    Form, Schedule or Registration Statement No.:.....................

      3)    Filing Party:.....................................................

      4)    Date Filed:.......................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              JMAR INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, SEPTEMBER 20, 1996


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of JMAR Industries, Inc. ("JMAR" or the "Company") will be held on Friday, September 20, 1996 at 10:00 a.m., Pacific Daylight Time at the Morgan Run Resort & Club, 5690 Cancha De Golf, Rancho Santa Fe, CA for the following purposes:

        (1) To elect six directors to serve for the ensuing year or until their successors are elected.

        (2) To consider and approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares authorized to be granted from 480,000 to 1,480,000 and certain other amendments as are described herein.

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 9, 1996, are entitled to receive notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,


By: /s/ John S. Martinez
   -------------------------
John S. Martinez, Ph.D.
Chairman of the Board and
Chief Executive Officer


San Diego, California
August 15, 1996





         IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 PROXY STATEMENT


The enclosed Proxy is solicited on behalf of the Board of Directors of JMAR Industries, Inc. ("JMAR" or the "Company"), for use at the Annual Meeting of Shareholders to be held Friday, September 20, 1996 at 10:00 a.m. PDT, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Morgan Run Resort & Club, 5690 Cancha De Golf, Rancho Santa Fe, CA.

The principal executive offices of the Company are located at 3956 Sorrento Valley Boulevard, San Diego, California, CA 92121. The Company's telephone number is (619) 535-1706.

These proxy solicitation materials were mailed on or about August 23, 1996, to all shareholders entitled to vote at the meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING


REVOCABILITY OF PROXIES

Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

On all matters, each share has one vote.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE

Shareholders of record at the close of business on August 9, 1996 (the "Record Date") are entitled to receive notice of and to vote at the meeting. As of August 9, 1996, 16,190,639 shares of the Company's Common Stock, $.01 par value ("Common Stock"), were issued and outstanding.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of July 26, 1996, the following persons were known by the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock.

             NAME AND ADDRESS                 NUMBER OF SHARES        PERCENT OF TOTAL
                                             BENEFICIALLY OWNED

John S. Martinez                                1,611,281 (1)               9.63%
3956 Sorrento Valley Blvd.
San Diego, CA  92121

Atlantic American Holding Company Limited       1,000,000                   6.18%
P.O. Box 747 Basseterre
St. Kitts and Nevis, West Indies

(1) Includes: (a) 372,965 shares owned of record by the John S. Martinez Separate Property Trust, of which Dr. Martinez as trustee, has sole voting and investment power; (b) 538,316 shares of Common Stock which are issuable upon exercise of currently exercisable warrants and stock options; and (c) 700,000 shares of Common Stock subject to a voting trust pursuant to which Dr. Martinez is sole trustee and has sole voting power (but no investment power) until the earlier of October 6, 2003 or until the transfer of the shares according to the terms of the voting trust agreement (the "Voting Trust Agreement") between Dr. Martinez and Cato Portfolio A.G. ("Cato"). Dr. Martinez also holds sole voting power pursuant to the Voting Trust Agreement over 426,667 shares of Common Stock which are issuable upon conversion of $1,600,000 of notes. Pursuant to the terms thereof, since these notes are not convertible within 60 days of the date of this Proxy Statement, Dr. Martinez is not considered to have "beneficial ownership" of said 426,667 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of July 26, 1996 by each nominee for director, the "Named Officers" (as defined in "Executive Compensation on page 12 below) and by all director nominees and executive officers as a group. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.


                NAME                               NUMBER OF SHARES       PERCENT OF TOTAL
                                                  BENEFICIALLY OWNED

John S. Martinez, Ph.D. (1)                          1,611,281                 9.63%

Robert S. Hash (2)                                     299,802                 1.85%

Marvin W. Sepe (3)                                     146,269                   (7)

James H. Banister, Jr. (4)                              45,964                   (7)

Vernon H. Blackman, Ph.D. (5)                           20,833                   (7)

Barry Ressler (5)                                       15,003                   (7)

C. Neil Beer, Ph.D. (5)                                  9,417                   (7)

All director nominees and executive officers
as a group (10  persons) (6)                         2,720,791                 15.9%

(1)  See footnote 1 to preceding table.

(2) Includes: (a) 45,980 shares which are issuable upon exercise of currently exercisable warrants and; (b) 9,588 shares which are issuable upon exercise of currently exercisable warrants owned of record by Mr. Hash's wife.

(3) Includes 144,068 shares which are issuable upon exercise of currently exercisable warrants.

(4) Includes 37,564 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(5) All shares are issuable upon exercise of currently exercisable stock options and warrants.

(6) Includes 961,503 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(7)  Less than one percent.

                              ELECTION OF DIRECTORS


NOMINEES

In July, 1996, the Board of Directors approved a resolution increasing the number of directors from five to six and appointed Marvin W. Sepe to fill the vacancy thereby created.

A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. Otherwise, the proxy holders will vote the proxies only for the nominees named below. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

NAME OF NOMINEE                  AGE             PRINCIPAL OCCUPATION             DIRECTOR SINCE

John S. Martinez, Ph.D.           66     Chairman of the Board, Chief                  1987
                                         Executive Officer and President of
                                         the Company

James H. Banister, Jr.            66     President, Chief Executive Officer            1989
                                         and Director of Kinetic Ceramics, Inc.

C. Neil Beer, Ph.D.               61     President, SECON Systems Engineers            1988

Vernon H. Blackman, Ph.D.         66     Chairman of the Board and Chief               1991
                                         Executive Officer of Esscor

Barry Ressler                     55     Chief Executive Officer and Chairman          1994
                                         of the Board of Triton Thalassic
                                         Technologies, Inc.

Marvin W. Sepe                    40     Executive Vice President and General          1996
                                         Manager of California ASIC, Inc.


JOHN S. MARTINEZ, PH.D., became Chairman of the Board, President, Chief Executive Officer and a Director of the Company at its inception. He relinquished the title of President in June, 1990, was reelected President in January, 1992, relinquished the title of President, again in February, 1994 upon the election of Mr. Hash as President and was reelected President in February, 1995. Prior to co-founding the Company in October, 1987, he was President of HLX Laser, Inc., an excimer laser development company and President of Jamar Enterprises, a management and investment consultant to high-technology companies. From 1976 to 1984, Dr. Martinez was President and Chief Executive Officer of Physics International Company ("PI"), a high-technology research, development and manufacturing company specializing in high-intensity energy technology and X-ray generation equipment. During that period, PI's annual sales grew from approximately $9,000,000 to over $42,000,000 and profits grew at a compounded annual rate in excess of 32%. From 1961 to 1976, he held a number of management positions at TRW, Inc. He formed that company's High Energy Laser program in 1970 and managed it until he left the company in 1976. Dr. Martinez, a Ford Foundation and Atomic Energy Commission Fellowship holder, earned his Ph.D. in Engineering Science from the University of California (Berkeley) in 1962, his Bachelor's degree from Rensselaer Polytechnic Institute (Troy, NY) in 1951 and is a graduate of the Oak Ridge School of Reactor Technology. He served on active duty in the U.S. Marine Corps during the Korean War and was discharged as a captain in 1954. He is the holder or co-holder of six patents.

JAMES H. BANISTER, JR., has been a director since December, 1989 and was a consultant of the Company from September, 1989 until March 31, 1994. He was the Company's Chief Financial Officer, Chief Administrative Officer and Treasurer through March, 1991. Since October, 1993 Mr. Banister has been President, Chief Executive Officer and a Director of Kinetic Ceramics, Inc. From August, 1987 to June, 1988 he was President and CEO of MSI, a subsidiary of Olin Corporation supplying Signal Intelligence and electronic warfare equipment and services. When that company was sold by Olin, Mr. Banister retired to manage his personal investments. Mr. Banister was with Physics International Company (which became a subsidiary of Olin Corp. in 1985), from June, 1964 to August, 1987, successively holding the positions of Contracts Manager, Director of Marketing and Contract Relations, Vice President and Director of Administration and Senior Vice President responsible for finance and administration. From 1953 to 1964, Mr. Banister was with Stanford Research Institute, now SRI International, holding the position of Manager of Contract Administration. Mr. Banister received a Bachelor of Science degree in Business and Engineering administration from MIT and has taken graduate courses in law at Golden Gate College. He has been an officer and director of several subsidiaries of Physics International Company.

C. NEIL BEER, PH.D., has been a director since July, 1988 and was an employee of the Company from May, 1991 until November, 1992 and a consultant to the Company from April, 1993 to September, 1993. Dr. Beer currently is the President of SECON Systems Engineers. Prior to that he was the Vice President, Advanced Programs, OAO Corporation and, prior to that, was the Colorado Space Advocate, responsible for the growth of Colorado's space industry and for providing information and guidance on space and aerospace issues to the public, the legislators, media, business and scientific committees. From September, 1986 to October, 1989 he was President of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing, and energy conversion hardware. Previously he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was deputy Chief of Staff, plans and programs, for the Space and Aerospace Defense Commands. Earlier, while assigned to the office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude, with a B.S. degree in engineering from the University of Oklahoma, and received his doctorate in Operations Research in 1972 from that same University. Dr. Beer has published a number of papers on mathematical programming, with emphasis on optimization techniques, and on our national military strategy.

VERNON H. BLACKMAN, PH.D., has been a director of the Company since July, 1991 and was a consultant of the Company from December, 1991 until March 31, 1994. Dr. Blackman has served as Chairman of the Board and Chief Executive Officer of Esscor, a training and simulation service company to the utility industry, since December, 1991. Dr. Blackman was Chairman of the Board of JAYCOR from 1989 through 1991. Dr. Blackman also served as President and Chief Executive Officer of JAYCOR from 1989 until March, 1991. JAYCOR is a high technology company which supplies R&D services to various agencies of the U.S. Government; primarily the Department of Defense. Prior to joining JAYCOR, Dr. Blackman acted as a venture investor for his own account and helped to fund the early stage development of several companies. Dr. Blackman currently serves on the Board of Directors of Digivision, a privately-held company which provides products to the medical industry. Dr. Blackman has also served on the Boards of Directors of several other public companies, including Newport Pharmaceuticals International, Inc. (1967-1974); Maxwell Laboratories, Inc. (1966-1974); Topaz, Inc. (1979-1983) at
which time Topaz was acquired by Square D Corporation; and Optical Radiation Corporation ("ORC") (1970-1994) at which time ORC was acquired by Benson Optical. From 1974 to 1982, Dr. Blackman served as President, CEO and Chairman of the Board of S-Cubed, a high technology company which provided services and products to agencies of the U.S. Government. In 1959, Dr. Blackman co-founded MHD Research which was acquired by Hercules Corporation in 1964. Dr. Blackman received a BA in Physics from Colgate University in 1951 and a Ph.D. in Physics from Princeton University in 1955, subsequent to which he served on the faculty as a research associate for 2 years.

BARRY RESSLER, has been a director of the Company since January, 1994. Mr. Ressler is the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. ("T(3)I"), a marine technology company specializing in antifouling, water portability and industrial fluid contaminant technologies and products. Mr. Ressler is also the President of Star Associates, Inc., a company engaged in the basic research and development of particle accelerators and free electron lasers for industrial and medical applications. From 1983 to December, 1993 he served as Chief Executive Officer and Chairman of the Board and a director of Thermo Voltek, a subsidiary of Thermo Electron. From 1963 until his appointment as CEO and Chairman, he served on various capacities at Thermo Voltek. Mr. Ressler is a member of the Biotechnology Center External Advisory Board of the University of Connecticut, advising the University on the expansion of biotechnology research initiatives to foster University Industry collaborative activities. Mr. Ressler graduated from the Pratt Institute with a B.S. in Engineering Science.

MARVIN SEPE, has been a director of the Company since July, 1996. Mr. Sepe is the Executive Vice President and General Manager of California ASIC. Mr. Sepe comes to the Company after a 15 year tenure with TRW Components International Inc., a wholly owned subsidiary of TRW Inc., focused on technical services and technology transfer for the international spacecraft industry. With strengths in international business and strategic management, Mr. Sepe was Director of Business Development for this division of TRW, which grew from $16,000,000 in sales to nearly $40,000,000 under his strategic direction. Previously, Mr. Sepe held other Director positions within the company including Marketing, Programs and Engineering. Mr. Sepe was a key member of a team of TRW executives tasked with evaluating TRW technology developments and determining the suitability of those developments for business spin-offs. Prior to joining TRW, Mr. Sepe was responsible for the development and oversight of multiple semiconductor manufacturing operations both in the U.S. and internationally. Mr. Sepe held the position of Manager of Worldwide Assembly Operations for Silicon General Inc. (1980-1981) with contract manufacturing operations throughout Southeast Asia, as well as the U.S. This producer of linear semiconductors produced over 1.5 million devices per month through its worldwide operations. Mr. Sepe came to Silicon General after performing the same role for Silicon Systems Inc. (1977-1980), a fast growing start-up operation for custom semiconductors. His experience with semiconductors also includes management responsibilities with Hi-Rel Laboratories (1974-1977), a well respected evaluation laboratory. Mr. Sepe attended Don Bosco Technical Institute, California Polytechnic State University SLO, and holds a Masters Degree in Business Administration from Pepperdine University. Mr. Sepe has published a number of papers and taught numerous workshops on the economics and use of semiconductors in space applications.

BOARD MEETINGS AND COMMITTEES; OTHER MATTERS

The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1995. All directors attended all of the meetings of the Board of Directors held during the time each director was a member of the Board of Directors.

The Company has an audit committee and a compensation committee each consisting of two board members. Vernon H. Blackman is Chairman of the Audit Committee and James H. Banister, Jr. is the other member. The Audit Committee is empowered to recommend to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Company, to review accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and to make such reports and recommendations to the Board of Directors as it deems appropriate. Barry Ressler is Chairman of the Compensation Committee and C. Neil Beer is the other member. The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for the Company's executive officers and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Company are eligible to participate. The Audit and Compensation committees held one meeting each during the fiscal year ended December 31, 1995. Both members of the committees attended all such meetings during the fiscal year ended December 31, 1995. The Company has no standing nominating committee.

QUORUM REQUIREMENT AND VOTE REQUIRED FOR ELECTION

A majority of the outstanding shares will constitute a quorum at the meeting. Directors are elected by a plurality of the votes. If more than six persons are in nomination the six nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors.

                         PROPOSAL TO AMEND THE COMPANY'S
                             1991 STOCK OPTION PLAN

The Company's 1991 Stock Option Plan (the "1991 Plan"), as amended to date, authorizes the granting of options to purchase an aggregate of 480,000 shares of Common Stock to employees, directors and consultants (including those who are also officers and directors) of the Company and subsidiaries divided between two components. One component authorizes the granting of options to employees and consultants ("General Plan") and the other component authorizes the granting of options to directors of the Company ("Directors' Plan").

As of August 9, 1996, options for a total of 474,342 shares have been granted and are outstanding under the 1991 Plan. 5,658 options are available for grant under the 1991 Plan. The purpose of the 1991 Plan is to advance the interests of the Company and its shareholders by encouraging and enabling key employees upon whose development, initiative and effort the Company is largely dependent for the successful conduct of its business to acquire or increase their proprietary interest in the Company by ownership of its stock.

The Board of Directors has adopted, subject to shareholder approval, the following amendments to the 1991 Plan: 1) an increase in the number of shares authorized for grant under the 1991 Plan from 480,000 to 1,480,000 shares; 2) the termination of the Directors Plan portion of the 1991 Plan; 3) the administration of the 1991 Plan to be carried out by the Board of Directors; and
4) the adoption of a "Reload Option" feature. When originally adopted in 1991, the 1991 Plan contained a Directors Plan component which provided for the automatic annual grant of options to each director, but made directors ineligible to participate in the General Plan. This component was implemented primarily in response to the then applicable Section 16 rules which required that the 1991 Plan be administered by a committee of directors who were ineligible to receive discretionary option grants. In light of recent changes to the Section 16 rules, the 1991 Plan has been amended to eliminate the automatic annual grant of options to directors and to make all directors eligible to receive discretionary option grants on the same basis as key employees.

The "Reload Option" feature provides that where an optionholder elects to exercise his or her option by delivering previously owned shares of common stock valued at the current market price, a new option (a "Reload Option") will be granted to the holder to purchase at the current market price a number of shares equal to the number of shares which were delivered to exercise the original option. For example, if an optionholder holds an option to purchase 1,000 shares for $1.00 and he delivers as payment for the exercise price 250 shares which have a market value of $1,000 at the time of exercise, then the optionholder will receive the 1,000 option shares from the exercise of the option, plus a new option for 250 shares with an exercise price equal to the current market price.

Options may be granted from the increased authorization under the 1991 Plan prior to the approval by the shareholders of the proposed amendment to the 1991 Plan provided that no such option shall be exercisable unless and until the shareholders of the Company have approved the proposed amendment to the 1991 Plan, and any such options will terminate if shareholder approval is not received at the Annual Meeting on September 20, 1996. As of the date of this Proxy Statement, no options have been granted out of the proposed increased authority under the 1991 Plan. The amended 1991 Plan marked to show the proposed amendments is attached as Exhibit A to this Proxy Statement.

REPRICING OF UNDERWATER OPTIONS

Certain options granted pursuant to the Company's 1988 and 1991 Stock Option Plans have exercise prices in excess of the current market price of the Company's Common Stock. In order to provide additional incentives to key employees to continue their meaningful efforts on behalf of the Company and to further encourage stock ownership by the key employees, on August 15, 1996 the Board of Directors amended an aggregate of 225,074 outstanding options to reduce their respective exercise prices to $3.00 per share, 20 percent over the trading price on NASDAQ on August 15, 1996. A total of 12 employees and directors are affected by this amendment.

TERMS AND CONDITIONS OF THE 1991 PLAN AS PROPOSED TO BE AMENDED

With respect to employees, directors and consultants of the Company, the 1991 Plan authorizes the granting during the period concluding on March 27, 2001, of stock options to purchase an aggregate of 480,000 shares (1,480,000 shares if the proposed amendment is approved) of the Company's Common Stock. Options under the 1991 Plan may be granted to employees of the Company and subsidiaries, as incentive stock options designed to qualify under Section 422A of the Internal Revenue Code of 1986, as amended, or as non-qualified stock options. Options granted to directors and consultants shall be non-qualified stock options.

Approximately ninety five (95) persons currently are employees of the Company and subsidiaries and are eligible to be granted options under the 1991 Plan.

The 1991 Plan as amended hereby will be administered by the Board of Directors which has the discretion, subject to the terms of the 1991 Plan, to prescribe, award and rescind rules and regulations pertaining to the 1991 Plan and the administration thereof.

The exercise price of options granted under the 1991 Plan shall be determined by the Board but shall not be less than the fair market value per share of Common Stock on the date of grant.

Under the terms of the 1991 Plan, Incentive Stock Options expire ten years from the date of grant and Non-Qualified Stock Options expire not more than eleven years from the date of grant. Each option granted under the 1991 Plan becomes exercisable in such increments and at such times as the Board shall specify. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the 1991 Plan.

Upon any exercise of an option granted under the 1991 Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash,
(ii) by delivery to the Company of shares of its Common Stock valued at their fair market value or (iii) by a combination of cash and stock. The fair market value of shares of the Company's Common Stock delivered in full or partial payment of the exercise price of an Option will be determined by the Board as of the date of exercise in the same manner by which the fair market value of shares of the Company's Common Stock is determined on the date of grant of an option.

The Company will receive no consideration upon the grant of any option under the 1991 Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the 1991 Plan will constitute general funds of the Company which may be used for general corporate purposes.

With regard to options granted to employees under the 1991 Plan, if an optionee's employment with the Company terminates for any reason, the number of shares purchasable under any options held by such optionee is limited to the number of shares which are purchasable by him at the date of such termination. Any option granted to an employee will expire unless exercised by him within 60 days after termination of his employment, except that upon an employee's death, any option granted to him may be exercised within one year following his demise by the personal representative of his estate. Any option granted to a consultant or director will expire unless exercised by him or his successor, as the case may be, within one year following termination or resignation as a consultant or director, as the case may be.

Options granted under the 1991 Plan are not transferable except by will or the laws of descent and distribution.

In the event of any change by reason of recapitalization, reclassification, stock split-up, combination of shares, stock dividend, or like capital adjustment, the 1991 Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number and kind of shares available for option grants under the 1991 Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

In the event of the merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the 1991 Plan provides that the Board of Directors shall elect either to (i) appropriately adjust the number, kind and exercise price of shares subject to all outstanding options thereunder and shares which may become subject to options granted thereafter, or (ii) terminate the 1991 Plan and any options theretofore granted thereunder, subject to the right of optionee under the 1991 Plan to exercise, in whole or in part (including the portions of options which may not otherwise have been exercisable due to any insufficient passage of time), their options during a period of not less than thirty days following notification by the Company of the event causing such termination.

The 1991 Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time, except that no amendment, suspension or termination may affect, without his consent, any right or obligation of an optionee under an option previously granted to him, and except that no amendment made without shareholder approval shall (i) increase the number of shares subject to the 1991 Plan (except pursuant to adjustments of the types described above), (ii) change the provisions relating to the expiration dates of options, (iii) change the provisions of the Plan relating to the establishment of the option price (except pursuant to adjustments of the types described above), or (iv) change the expiration date of the 1991 Plan. No options may be granted under the 1991 Plan after its termination on March 27, 2001.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS. No federal income tax consequences result from the grant of an incentive stock option, and generally the exercise of an incentive stock option will not result in the recognition of income by an optionee. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an incentive stock option, the full amount of his gain upon the sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated as long term capital gain. The Company will not be entitled to any deduction under such circumstances.

NON-QUALIFIED OPTIONS. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired upon exercise of the option and the aggregate exercise price of such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option.

The preceding discussion under the heading, "Federal Income Tax Consequences" is based on federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the 1991 Plan.


QUORUM REQUIREMENT AND VOTE REQUIRED FOR APPROVAL

A majority of the outstanding shares will constitute a quorum at the meeting. Approval by the shareholders of the Company of the amendments to the Company's 1991 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock represented at the meeting. Abstentions are counted in determining the number of shares represented at the meeting, whereas broker non-votes are not counted in determining the total number of shares present.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1991 STOCK OPTION PLAN AS DESCRIBED ABOVE.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

NAME                                     AGE                      POSITION

John S. Martinez, Ph.D.                  66    Chief Executive Officer, Chairman of the Board
                                               and President

Dennis E. Valentine                      40    Vice President Finance, Chief Financial
                                               Officer, Chief Administrative Officer and
                                               Secretary

Robert S. Hash                           45    President, Pacific Precision Laboratories (PPL)

Richard M. Foster                        64    President, JMAR Technology Co. (JTC)

Edwin Barrowcliff                        58    President and Chief Executive Officer,
                                               California ASIC (Cal ASIC)

Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

The background and experience of Dr. Martinez is set forth above in "Election of Directors-Nominees".

DENNIS E. VALENTINE, has been the Vice President-Finance of the Company since August, 1990, Chief Financial Officer and Chief Administrative Officer since March, 1991 and Secretary since January, 1992. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP including extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

ROBERT S. HASH, was elected President, Chief Operating Officer and a director of the Company in February, 1994. At that time he resigned as President of PPL. Mr. Hash resigned as President, Chief Operating Officer and director of the Company in July, 1994 and resumed the duties of President of PPL. Mr. Hash had been the President and a director of PPL since co-founding the company in 1985. From 1977 to 1985, Mr. Hash was employed by McBain Instruments, where he served as Special Products Manager, General Manager of Commercial Products, and Vice President of Engineering. At McBain Instruments, Mr. Hash developed and marketed precision opto-electronic systems, the sales of which were responsible for the increase in revenues of that company from $500,000 in 1977 to more than $13 million in 1984. At the time of the acquisition of McBain Instruments by Warner-Lambert in 1983, Mr. Hash was serving as a Division Vice President.

RICHARD M. FOSTER, has been the President and a director of JTC since January, 1994. From 1984 to 1990, he was Corporate Vice President and Director of Marketing at Physics International Co. From 1968 to 1984, he was with TRW Defense and Electronics and was Marketing Director for a number of product lines including communication satellite systems, high energy lasers, power and propulsion and the Physical Research Center. Mr. Foster also spent three years in Washington D.C. as a TRW Senior Representative. He was a principal engineer at Ford Aeronutronic in Newport Beach from 1960 to 1968 and an Air Force Captain at Edwards AFB Rocket Propulsion Laboratory from 1957 to 1960. Mr. Foster graduated cum laude with a B.S. and M.S. in Engineering from Stanford University in 1957.

EDWIN BARROWCLIFF, is the President, Chief Executive Officer and a director of California ASIC. Mr. Barrowcliff was a co-founder and served as President of California ASIC since its inception in April, 1992. From 1989 to 1992 he was Vice President and General Manager of Lasarray Corporation, Inc. where he was responsible for technology development and demonstration of the company's turn-key minifabrication facility for producing application specific integrated circuits (ASICs) utilizing proprietary laser-based lithography methodology. He served as Vice President of Operations from 1986 to 1989 at Holt Integrated Circuits, Inc. where his responsibilities included establishing a wafer fabrication facility suitable for producing the company's product line of medical implantable custom integrated circuits. From 1979 to 1988 Mr. Barrowcliff was employed by Commodore Semiconductor Systems, Inc., a division of Commodore Computers, Inc. As project manager he was responsible for establishing a high volume wafer fabrication facility for producing I/C parts for use in the company's line of computers. As Vice President and General Manager of the state-of-the-art facility he increased the staff to 400 persons and increased production levels to in-excess of 3 million parts per month. Mr. Barrowcliff has held a number of Engineering and Management positions at several semiconductor companies including Union Carbide, Motorola, Litton and Rockwell International since receiving his Bachelor's degree in Physics from San Jose State University in 1966.

       EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS


EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years of the Company's Chief Executive Officer and the most highly compensated executive officer of the Company other than the Chief Executive Officer (collectively, the "Named Officers"). No other executive officer received more than $100,000 in annual salary and bonuses during 1995.

                           Summary Compensation Table


                                                                     Long-Term
                                                                    Compensation
                                   Annual Compensation (1)           Awards (2)

                                                               Securities Underlying
Name and Principal                                Bonus         Options and Warrants
     Position              Year    Salary ($)    ($) (3)              (#) (4)


John S. Martinez,          1995     150,000       15,552               55,000
Chief Executive Officer    1994     158,000         0                   2,500
                           1993     169,963         0                 309,420


Robert S. Hash,            1995     153,234         0                    0
President of PPL (5)       1994     150,000         0                 160,000
                           1993      26,092         0                    0


(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 1995, 1994 and 1993.

(3) Includes bonus payments earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4) Includes 306,920 warrants issued in 1993 to Dr. Martinez pursuant to the Company's Management Anti-Dilution Plan, the terms of which are described in "Incentive Plans" below. Also includes 150,000 incentive warrants issued in 1994 to Mr. Hash pursuant to the incentive program established in 1993 at the time PPL was acquired by the Company.

(5) Represents salary for three months in 1993.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1995 to each of the Named Officers:

                                             Percentage
                                              of Total
                             Number of         Options
                         Shares Underlying    Granted to       Exercise
Name                      Options Granted    Employees in     Price Per        Expiration Date
                                              Fiscal Year       Share
- ------------------------ ------------------- -------------- --------------- -----------------------

John S. Martinez           50,000 (1)(2)         46.73          $ .53         April 24, 2005 (4)
                            5,000 (2)(3)          4.67          $1.78         September 15, 2005 (4)

Robert S. Hash                   0                  --             -                  --

(1) These options are incentive stock options. 29,621 of these options became exercisable April 24, 1996 and the balance become exercisable on April 24, 1997.

(2) Such options were all granted under the Company's 1991 Stock Option Plan. The exercise price of shares covered by such stock options was not less than the fair market value of the Company's common stock at the date of grant. The terms of each such option and the increments in which it is exercisable are determined by the committee which administers the 1991 Plan. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by the offset of the underlying shares, subject to certain conditions.

(3) These options are non-qualified stock options. These options become exercisable and vest one-third each year commencing on the first year after their grant.

(4) Options also expire if not exercised within 60 days after termination of optionee's employment or one year following death of optionee if not exercised by optionee's personal representative or one year following resignation as a director.

AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

    The following table sets forth for each of the Named Officers the shares acquired and the value realized on each exercise of stock options or warrants, if any, awarded to said officers as additional compensation during the fiscal year ended December 31, 1995 and the number of shares of common stock underlying options and warrants outstanding at December 31, 1995 and the value of such options and warrants which are "in-the-money":

                                                                                     Value of
                                                   Shares Underlying                Unexercised
                                                       Unexercised                 In-the-Money
                        Shares                  Options and Warrants at      Options and Warrants at
                       Acquired                     December 31, 1995          December 31, 1995 (1)
                          on         Value          -----------------          ---------------------
Name                   Exercise    Realized     Exercisable/Unexercisable    Exercisable/Unexercisable
- -------------------- ------------ ------------ ---------------------------- --------------------------

John S. Martinez               0            0        28,855/393,276                $25/$26,488

Robert S. Hash                 0            0          --/150,000                      - -

(1) Options are "in-the-money" if the fair market value of the underlying common stock exceeds the exercise price of the option at December 31, 1995. The fair market value of a share of common stock at December 31, 1995 was $1.06 per share as quoted on the NASDAQ Stock Market at the close of trading.

DIRECTORS' FEES

Effective April 1, 1994, Directors who are not salaried employees of the Company receive a retainer (the "Retainer") of $1,000 per quarter and $500 for their attendance at each Board of Directors meeting and are reimbursed for their travel, lodging and food expense incurred when attending such meetings.

In addition, prior to the amendments to the 1991 Plan presented to the shareholders for approval, the 1991 Plan, as amended, provided for the automatic grant of options to purchase 10,000 shares of Common Stock to each new Director at the time of his or her election to the Board of Directors ("Initial Grant"). Each Director also received on the day after the Company's Annual Meeting of Shareholders an automatic grant of options to purchase 5,000 shares of Common Stock unless that Director received an Initial Grant in the same fiscal year ("Annual Grant"). During the fiscal year ended December 31, 1995, no director received an Initial Grant and an Annual Grant was received by Messrs. Martinez, Banister, Beer, Blackman and Ressler. Following approval of the amendments to the 1991 Plan presented herein to the shareholders, the directors will be eligible to participate in the 1991 Plan on the same basis as key employees of the Company and grants of options will be made by the Board of Directors on a case-by-case basis on such terms as the Board in its discretion may provide.

COMPENSATION PURSUANT TO PLANS

The Company had no retirement or pension plans under which its executive officers and directors benefited in 1995.

INCENTIVE PLANS

In February, 1993, the Board of Directors of the Company approved the Management Anti-Dilution Incentive Plan (the "Plan") for the Company's senior management. The Plan was designed to provide senior management with an incentive to maximize stockholder value. Pursuant to the Plan, the executive officers and directors of the Company, together with Dr. Shields, JTC's Chief Scientist, were issued warrants ("Incentive Warrants") to purchase an amount of Common Stock which, at the time of issuance of the warrants, would bring each participant's percentage ownership of Common Stock closer to the percentage such participant owned prior to the completion of the Company's public offering in February, 1993. An aggregate of 455,230 Incentive Warrants were outstanding on August 9, 1996. The Incentive Warrants expire thirty days following the termination of the holder's employment with the Company if such Incentive Warrants are not then exercisable. The Incentive Warrants terminate three years following the date such warrants are first exercisable or, in any event, ten years from the date of issuance. The Company has agreed that if it shall file a Registration Statement or a post-effective amendment to a Registration Statement following the date on which the Incentive Warrants are exercisable, the holders of the Incentive Warrants shall have the opportunity to register or qualify the shares of Common Stock underlying the Incentive Warrants for offering to the public at no cost to such holders.

In connection with the acquisition of PPL by the Company in October, 1993, the Company established an incentive plan for the key employees of PPL which provides for the issuance of warrants (the "PPL Warrants") to purchase up to 450,000 shares of Common Stock. As of December 31, 1995, warrants to purchase up to 200,000 shares of Common Stock have been granted to employees of PPL, with Mr. Hash receiving 150,000 of these Warrants.

Prior to August 15, 1996, both the Incentive Warrants and the PPL Warrants were not exercisable until such time as the average of the closing high bid prices of the Common Stock as reported on NASDAQ or NASDAQ-NMS, as the case may be, during any consecutive 180 day period was equal to or greater than

$8.50. Upon becoming exercisable, the Incentive Warrants and PPL Warrants were exercisable at a per share exercise price of $5.10. On August 15, 1996, the Board of Directors approved an amendment to the Incentive Warrants and the PPL Warrants to provide that the warrants will not be exercisable until (i) the earlier of forty-five days after such time as the closing high bid price of the Common Stock for 20 consecutive trading days is greater than $6.38 (which is 150% of the offering price of the Company's most recent public offering); or
(ii) the exercise by the warrantholders of at least 90 percent of the Company's warrants which currently trade on the Nasdaq National Market System under the symbol JMARW. Upon becoming exercisable, the Incentive Warrants and PPL Warrants will be exercisable at a per share exercise price of $3.00, which represents a price equal to 20 percent over the closing price of the Company's shares as quoted on the NASDAQ-NMS on August 15, 1996.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

EMPLOYMENT AND CONSULTING AGREEMENTS

The Company has employment agreements with Dr. Martinez, Mr. Hash, Mr. Barrowcliff and Mr. Sepe. Pursuant to Dr. Martinez's employment agreement, the Company agreed to retain him as Chief Executive Officer of the Company and to pay him an annual salary of not less than $175,000 plus expenses and normal employee insurance benefits and a $600 per month auto allowance. The term of the employment agreement continues until December 31, 1999. If the employment agreement is terminated by the Company without cause, Dr. Martinez would become entitled to receive as severance pay an amount equal to the greater of 36 month's pay or the balance of the compensation that would have been payable to Dr. Martinez under the employment agreement.

In connection with the acquisition of PPL by the Company in September, 1993, PPL entered into an employment agreement with Mr. Hash pursuant to which PPL agreed to retain Mr. Hash as President of PPL and to pay him an annual salary of no less than $150,000, plus expenses and normal employee insurance benefits. The term of the employment agreement continues until October 6, 1996. If the employment agreement is terminated by PPL without cause, Mr. Hash would become entitled to receive as severance pay the balance of the compensation that would have been payable to Mr. Hash under the employment agreement.

In connection with the acquisition of California ASIC (Cal ASIC) by the Company in May, 1996, Cal ASIC entered into an employment agreement with Mr. Barrowcliff pursuant to which Cal ASIC agreed to retain Mr. Barrowcliff as President and Chief Executive Officer of Cal ASIC and to pay him an annual salary of no less than $80,000, plus expenses and normal insurance benefits. The term of the employment agreement continues until December 31, 1998. If the employment agreement is terminated by Cal ASIC without cause, Mr. Barrowcliff would become entitled to receive as severance pay the balance of the compensation that would have been payable to Mr. Barrowcliff under the employment agreement.

In connection with the acquisition of Cal ASIC by the Company in May, 1996, Cal ASIC entered into an employment agreement with Mr. Sepe pursuant to which Cal ASIC agreed to retain Mr. Sepe as Executive Vice President and General Manager of Cal ASIC and to pay him an annual salary of no less than $125,000, plus expenses and normal insurance benefits. In addition, Mr. Sepe was granted an option to purchase 100,000 shares of Common Stock of the Company. The term of the employment agreement continues until July 1, 1998. If the employment agreement is terminated by Cal ASIC without cause, Mr. Sepe would become entitled to receive as severance pay the balance of the compensation that would have been payable to Mr. Sepe under the employment agreement.

On March 29, 1993, the Company loaned Dr. Martinez $59,000 with interest at 6% per annum to assist Dr. Martinez in paying certain income taxes that he personally incurred in connection with a transaction that he undertook in support of the Company. The December 31, 1995 loan amount, including accrued interest, is $69,524. The loan is secured by 14,750 shares of Common Stock owned by Dr. Martinez.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


The Audit Committee of the Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1996.

Arthur Andersen LLP has audited the Company's financial statements since the inception of the Company (1987). Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than January 31, 1997 and otherwise be in compliance with applicable laws and regulations in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.








                                    By Order of the Board of Directors



                                           By: /s/ Dennis E. Valentine
                                               -----------------------------
                                                Dennis E. Valentine
                                                Secretary

Dated: August 15, 1996

                                                                       EXHIBIT A

                      PROPOSED AMENDMENTS TO THE COMPANY'S
                             1991 STOCK OPTION PLAN

The Company's 1991 Stock Option Plan (the "Plan") is amended as follows:


            1. PURPOSE. The 1991 Stock Option Plan (the "Plan") is intended to advance the interests of JMAR Industries, Inc. [California Jamar, Inc., doing business as Jamar Technology Co.] (the "Company"), its shareholders and its subsidiaries by encouraging and enabling selected key employees (including officers and directors) and consultants upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business to acquire and retain a proprietary interest in the Company by ownership of its stock. The Plan is also intended to encourage ownership in the Company by its directors whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. It is intended that the Plan provide the flexibility for the issuance of options which qualify as incentive stock options ("incentive stock options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not so qualify ("non-qualified stock options").

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

            2.  DEFINITIONS.

            (a) "Agreement" means the agreement between the Company and the optionee under which an option is granted, and setting forth the terms and conditions of the option and the optionee's rights thereunder.

            (b)   "Board" means the Board of Directors of the Company.

            [(c) "Committee" means the Stock Option Committee, the members of which shall be appointed by the Board from among the directors of the Company, to which the Board has delegated the authority to administer the Plan.]

            (c) [(d)] "Common Stock" means the Company's $0.01 par value common stock.

            [(e) "Continuing Director" means a director of the Company who is not a "New Director" (as defined below). All persons serving as directors on July 24, 1991 shall be deemed to be "Continuing Directors".]

            (d) [(f)] "Date of Grant" means the date on which an option under the Plan is granted.

            [(g) "Directors Plan" shall mean those provisions of the Plan which provide]

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

[for the automatic grant of options to directors of the Company in accordance with the formula award provisions of Rule 16b-3 under the Securities Exchange Act of 1934.]

            [(h) "Election Date" means the date after July 24, 1991 on which a director is first elected as a director, whether by a vote of the shareholders or of the Board of Directors.]

            [(i) "General Plan" shall mean those provisions of the Plan which provide for the discretionary grant of options to employees (including officers and directors) and consultants of the Company.]

            [(j) "New Director" means a director of the Company who has not previously served as a director prior to July 25, 1991 and who has not served continuously as a director for four years. A director shall cease to be a New Director on the fourth anniversary of his election date.]

            (e) [(k)] "Option" means an option granted under the Plan.

            (f) [(l)] "optionee" means a person to whom an option, which has not expired, has been granted under the Plan.

            (g) [(m)] "Subsidiary" or "Subsidiaries" means a subsidiary corporation or

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

corporations of the Company as defined in Section 425 of the Code.

            (h) [(n)] "successor" means the legal representative of the estate of the deceased optionee or the person who acquires the right to exercise an option by bequest or inheritance or by reason of the death of any optionee.

            3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. [Committee, the members of which shall be appointed by the Board from among the directors of the Company and all of whom shall be a "disinterested person" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. Except for options granted under the Directors Plan, and] Subject to the provisions of the Plan, the Board [Committee] shall consider the recommendations of management, but shall have full and final authority in its discretion: (i) to determine the number of shares and purchase price of Common Stock covered by each option, the individuals to whom and the time or times at which options shall be granted and the nature of each option granted under the Plan, i.e., whether the option will be an incentive stock option or a non-qualified stock option; (ii) to construe and interpret the Plan; (iii) to determine the terms and provisions of the respective Agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and (iv) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations of the Board [Committee] shall be conclusively binding for all purposes and upon all persons.

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

            4. COMMON STOCK SUBJECT TO OPTIONS. Unless amended in accordance with the provisions of Paragraph 11, and subject to adjustment under the provisions of Paragraph 7, (i) the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the [General] Plan shall not exceed 1,480,000. [120,000, and (ii) the aggregate number of shares of the Company's Common Stock which may be issued upon exercise of options granted under the Directors Plan shall not exceed 60,000.] The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted under the [respective Directors Plan or General Plan provisions of this] Plan.

            5. PARTICIPANTS. [5.1 General Plan.] Options may be granted under the [General] Plan to any person who, based upon the recommendations of management, the Board [Committee] determines is a key employee (including officers and directors) or consultant of the Company or any Subsidiary.

            [5.2 Directors Plan. All persons who are now or shall become directors of the Company are eligible to participate in the Directors Plan. The participation of a director in the Directors Plan shall not preclude such person from participating in the]

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

[General Plan or in any other plan of the Company in a capacity other than as a director of the Company. On the day after a Continuing Director's Election Date and on each anniversary thereafter, each Continuing Director shall receive an automatic grant of options to purchase 2,500 shares of Common Stock. On the day after a New Director's Election Date, each New Director shall receive an automatic grant of options to purchase 10,000 shares of Common Stock. So long as he retains his status as a New Director, he shall not be eligible to receive additional grants of options pursuant to this Section 5.2.]

            6. TERMS AND CONDITIONS OF OPTIONS. Any option granted under the Plan shall be evidenced by an Agreement executed by the Company and the optionee and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following terms, limitations and conditions:

            (a) Option Price. The option price per share with respect to each option granted under the [General] Plan shall be determined by the Board [Committee] but in the case of incentive stock options shall in no instance be less than 100% of the fair market value of a share of the Common Stock on the Date of Grant. [The option price per share with respect to each option granted under the Directors Plan shall be equal to the fair market value of a share of the Common Stock on the Date of Grant.] For the purposes hereof, fair market value shall be defined as follows: (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the closing bid and asked quotations for such stock (or the closing

Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

selling price for such stock, if applicable) on the Date of Grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Date of Grant, then upon the basis of the mean between the closing bid and asked quotations (or the closing selling price, as the case may be), on the date nearest preceding the Date of Grant or (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the closing selling price at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the Date of Grant.

            (b) Period of Option. Except for earlier termination as provided in Subparagraphs (h) [(g)] and (i) [(h)] of this Paragraph 6, and in Subparagraph
(b) of Paragraph 7, the expiration date of options granted under the Plan shall be [as follows: (i) for options granted under the General Plan, the expiration date shall be] fixed by the Board [Committee], but, notwithstanding any provision of the [General] Plan to the contrary, with respect to an incentive stock option, such expiration date shall not be more than ten years from the Date of Grant and with respect to a non-qualified stock option, such expiration date shall not be more than eleven years from the Date of Grant.[; and (ii) for options granted under the Directors Plan, the options shall expire ten years after the Date of Grant.]

            (c) Vesting of Shareholder Rights. Neither an optionee nor any successor

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                                       23
shall have any of the rights of a shareholder of the Company until the option with respect to the applicable shares shall have been duly exercised and the certificate evidencing such shares delivered to such optionee or any successor.

            (d) Exercise of Option. Each option granted under the [General] Plan shall be exercisable in such amounts and at such respective dates prior to the expiration of the option as provided in the Agreement. [The options granted under the Directors Plan to Continuing Directors shall be exercisable in increments of one-third of each grant per year and the options granted under the Directors Plan to New Directors shall be exercisable in increments of one-sixth of each grant per year commencing on the first anniversary of the Date of Grant.]

            (e) Payment of Option Price. Upon exercise of an option, the optionee or successor shall pay the option price by delivering to the Company:

                  (i) cash or a check payable to the Company in an amount equal to the option price;

                  (ii) a stock certificate or certificates, duly endorsed for transfer to the Company, representing shares of Common Stock of the Company owned by the optionee or successor which have a fair market value on the date of exercise determined in accordance with Paragraphs 6(a)(i) and 6(a) (ii) hereof by substituting "date of exercise"

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                                       24
for the phrase "Date of Grant" each time the latter appears therein.

            Shares of stock delivered to the Company in payment of tax withholdings are allowed only to the extent that such delivery does not result in a charge to the earnings of the Company.

                  (iii) cash or a check payable to the Company and a stock certificate or certificates, duly endorsed for transfer to the Company, representing shares of Common Stock of the Company owned by the optionee or successor, which, when added to the amount of the cash or check, have a fair market value on the date of exercise equal to the option price. For the purposes hereof, fair market value shall be determined in accordance with Paragragh 6(e)(ii).

            [For the purposes hereof, fair market value shall be determined by the Committee and such determination shall be binding upon the Company and upon the optionee or successor. The Committee may make such determination in accordance with Paragraphs 6(a) (i) and 6 (a) (ii) hereof by substituting "date of exercise" for "Date of Grant" each time the latter appears therein and upon any other factors which the Committee shall deem appropriate.]

            (f) Reload Options. If upon the exercise of an Option granted under the Plan (the "Original Option") the optionee pays the purchase price for the Original Option in whole or in part in shares of Common Stock owned by the optionee for at least six

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                                       25
months, the Company shall grant to the optionee on the date of such exercise an additional Option under the Plan (the "Reload Option") to purchase that number of shares of Common Stock equal to the number of shares of Common Stock so held for at least six months and transferred to the Company in payment of the purchase price upon the exercise of the Original Option. The price at which each share of Common Stock covered by the Reload Option may be purchased shall be the fair market value per share of Common Stock on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted and shall have such other terms as the Board shall determine. Upon the payment of the exercise price for a Reload Option granted hereunder in whole or in part in shares of Common Stock held for more than six months, the optionee is entitled to receive a further Reload Option in accordance with this Section. Shares of Common Stock covered by a Reload Option shall not reduce the number of shares of Common Stock available under the Plan pursuant to Paragraph 4.

            (g) [(f)] Non-Transferability of Option. No option shall be transferable or assignable by an optionee, otherwise than by will or the laws of descent and distribution and each [. Each] option shall be exercisable during the optionee's lifetime only by the optionee and thereafter only by his successor in accordance with the terms of this Plan. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment or similar process.

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      enclosed in brackets "[" and "]" in the electronic format.

            (h) [(g)] Termination of Relationship. [With regard only to options granted to employees (including officers and directors) under the General Plan,] Upon termination of an optionee's [employee's] employment and, if applicable, his position as an officer or director, with the Company and its Subsidiaries other than by reason of the death of the optionee [employee], the option privileges of such optionee [employee] shall be limited to the shares which were immediately purchasable by him at the date of such termination and such option privilege shall expire unless exercised by him within sixty (60) days after the date of such termination. [With regard to options granted to consultants under the General Plan, upon termination of a consultant's agreement with the Company and its Subsidiaries, whether by reason of the death of the consultant or otherwise, the option privileges of such consultant shall be limited to the shares which were immediately purchasable by him at the date of termination, and such option privileges shall expire unless exercised by him or his successor, as the case may be, within one year after such termination. With regard to options granted to directors under the Directors Plan, upon termination of a director's service as a director of the Company, whether by reason of his death or otherwise, the option privileges of such director shall be limited to the shares which were immediately purchasable by him at the date of termination, and such option privileges shall expire unless exercised by him or his successor, as the case may be, within one year after such termination.] The granting of an option to any person [under either the General Plan or the Directors Plan] shall not alter in any way the Company's or the Subsidiary's right to terminate such person's employment or other relationship at any time for any reason, nor shall it confer upon the optionee any rights or privileges except as specifically provided for

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                                       27
in the Plan.

            (i) [(h)] Death of Optionee. If an optionee dies while serving as an employee, officer, director or consultant, [Upon the death of an employee of the Company or any Subsidiary who received options under the General Plan,] the option privileges of said optionee [as to such options] shall be limited to the shares which were immediately purchasable by such optionee at the date of death and such option privileges shall expire unless exercised by said optionee's successor within one (1) year after the date of death.

            7. Adjustments.

            (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been or may thereafter be granted under the Plan.

            (b) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of any dissolution or liquidation of the Company, then in any such event, at the election of the Board, (i) appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been and/or

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                                       28
may thereafter be granted under the Plan, or (ii) the Plan and any options theretofore granted under the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation, provided that written notice of such event shall have been given to each optionee not less than 30 days prior to the date of such event. Upon any election by the Board pursuant to the provisions of clause (ii) of this Subparagraph (b), each optionee shall have the right during the period commencing on the date the notice referred to in said clause (ii) is given and concluding on the date of such merger, consolidation, reorganization, dissolution or liquidation, as the case may be, to exercise such optionee's outstanding and unexercised stock options, including shares as to which such options would not otherwise have been exercisable by reason of an insufficient lapse of time.

            (c) All adjustments and determinations under this Paragraph 7 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

            8. DOLLAR LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all Incentive Stock Options plans of the Company and any parent or subsidiary) shall not exceed $100,000, plus any "unused limit carryover," as defined in and as may be available under Section 422A of the Code.

            9. RESTRICTIONS ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that (i) the satisfaction of withholding tax or other withholding liabilities, or [of] (ii) the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable as a condition of, or in connection with, such exercise or the issuance, delivery or purchase of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

            10. USE OF PROCEEDS. The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

            11. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the

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                                       30
shareholders of the Company representing a majority of the voting power, no such amendment shall (a) except pursuant to Paragraph 7, increase the maximum number of shares for which options may be granted under the Plan, (b) change the provisions of Subparagraph (a) of Paragraph 6 relating to the establishment of the option price, (c) change the provisions of Subparagraph (b) of Paragraph 6 relating to the expiration date of each option or (d) change the provisions of the second sentence of this Paragraph 11 relating to the term of this Plan. [; provided, further, that the provisions of the Directors Plan as they relate to the amount, exercise price and timing of grant of the options may not be amended more than once every six months.] Unless the Plan shall theretofore have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate ten (10) years after the effective date of the Plan. No option may be granted during any suspension or after termination of the Plan . Except as otherwise provided in the Plan, no amendment, suspension or termination of the Plan shall, without an optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to such optionee under the Plan.

            [12. EFFECTIVE DATE OF THE PLAN AND SHAREHOLDER APPROVAL. The effective date of the Plan shall be the date of its approval by the Board of Directors of the Company; provided, however, that in the event that shareholder approval of the Plan is not secured on or before March 27, 1992, the Plan shall thereupon terminate. Any options granted prior to the aforesaid shareholder approval being secured shall be subject to such approval being secured.]

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                                       31

PROXY
                                                                           PROXY

                              JMAR INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of JMAR Industries, Inc. hereby appoints Dr. John S. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1996 Annual Meeting of the Shareholders of JMAR Industries, Inc. to be held on Friday, September 20, 1996 at the Morgan Run Resort & Club, 5690 Cancha De Golf, Rancho Santa Fe, California, at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the following:


(1) Election of six Directors of the Company to serve until the 1997 Annual Meeting of Shareholders of JMAR Industries, Inc. and until their respective successors are duly elected and qualified.

/ / FOR ALL NOMINEES LISTED BELOW         / / WITHHOLD AUTHORITY to vote for all
                                              listed below (except as marked to
                                              the contrary below)

    Dr. John S. Martinez, James H. Banister, Jr., Dr. C. Neil Beer, Dr. Vernon
    H. Blackman, Barry Ressler, and Marvin W. Sepe.

    (INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

- ------------------------------------------------------------------------------

(2) Approval of amendment to the Company's 1991 Stock Option Plan increasing the number of shares of Common Stock authorized to be granted from 480,000 to 1,480,000 and other amendments described in the Proxy Statement.

        / /    FOR                  / /     AGAINST        / /   ABSTAIN

 (3) In their discretion, upon all matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS AND NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges receipt of the Notice of the 1996 Annual Meeting of Shareholders and accompanying Proxy Statement dated August 15, 1996.


                                          Dated:__________________________, 1996

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

                                      IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown at left. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.